UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
 August 6, 2026

DOORDASH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39759	46-2852392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
(Address of principal executive offices) (Zip Code)
(650) 487-3970
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 6, 2026, certain stockholders (the “Consenting Stockholders,” as defined below) of DoorDash, Inc. (the “Company”) holding at least a majority of the voting power of the Company’s outstanding shares of capital stock entitled to vote adopted resolutions by written consent in lieu of a meeting of stockholders to approve the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion (the “Nevada Reincorporation”). In connection with the Nevada Reincorporation, the Company will file with the U.S. Securities and Exchange Commission an information statement on Schedule 14C (the “Schedule 14C”) that will be mailed to all holders of record of the Company’s voting capital stock as of the close of business on August 6, 2026. Copies of the proposed plan of conversion, Nevada articles of incorporation and Nevada bylaws will be filed as appendices to the Schedule 14C.

The Consenting Stockholders are, collectively, Tony Xu; Article 3 Trust Under OBX Family Trust, for which a third party serves as Trustee; Article 3 Trust Under TBX Family Trust, for which a third party serves as Trustee; Article 4 Trust Under Library Trust, for which Mr. Xu’s spouse and a third party serve as Co-Trustees; Article 2 Trust Under TXX Annuity Trust #3, for which Mr. Xu and a third party serve as Co-Trustees; Article 3 Trust Under TXX Annuity Trust #1, for which Mr. Xu’s spouse and a third party serve as Co-Trustees; Article 3 Trust Under TXX Annuity Trust #2, for which Mr. Xu’s spouse and a third party serve as Co-Trustees; Andy Fang; Mr. Fang, as Trustee of The AF Living Trust UTA dated 9/4/19; Mr. Fang, as Trustee of the AF 2025 GRAT; GST Exempt Family Trust Created under the Fang Family 2019 Irrevocable Trust, for which a third party serves as Trustee; Non-GST Exempt Family Trust under the Fang Family 2019 Irrevocable Trust, for which a third party serves as Trustee; Wendy Fang Lam Non-GST Exempt Trust under the Fang Family 2019 Irrevocable Trust, for which a third party serves as Trustee; Charlie Fang Non-GST Exempt Trust under the Fang Family 2019 Irrevocable Trust, for which a third party serves as Trustee; Jenny Fang Non-GST Exempt Trust under the Fang Family 2019 Irrevocable Trust, for which a third party serves as Trustee; Stanley Tang; Mr. Tang, as Trustee of The ST Trust under agreement dated October 2, 2019; Happy Ally Limited; and Treasure Insight Limited. As of the close of business on August 6, 2026, the Consenting Stockholders together held 25,884 shares of Class A common stock and 24,215,044 shares of Class B common stock, representing approximately 54.2% of the voting power of the outstanding shares of capital stock of the Company entitled to vote.

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Company plans to effectuate the Nevada Reincorporation no earlier than twenty (20) calendar days after the commencement of mailing of the Schedule 14C to all holders of record of the Company’s voting capital stock as of the close of business on August 6, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH, INC.

Date: August 11, 2026	/s/ Tia Sherringham
Tia Sherringham
General Counsel and Secretary